UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CRESCENT CAPITAL BDC, INC.

(Exact name of Registrant as specified in Its Charter)

Maryland	47-3162282
(State of incorporation or organization)	(I.R.S. Employee Identification No.)

11100 SANTA MONICA BLVD., SUITE 2000 LOS ANGELES, CA	90025
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

(if applicable):

Securities to be registered pursuant to Section 12 (g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of common stock, par value $0.001 per share, of Crescent Capital BDC, Inc. (the “Company”). The description of the shares of the Company’s common stock contained in the section entitled Description Of Crescent Capital Maryland BDC’s Capital Stock” in the Company’s Definitive Proxy Statement on Form DEFM14A (SEC Accession No. 0001193125-19-311669), filed with the Securities and Exchange Commission on December 11, 2019 is incorporated by reference herein.

Item 2. Exhibits.

a.1	Articles of Amendment and Restatement of Crescent Capital BDC, Inc (1)

b.1	Amended and Restated Bylaws of Crescent Capital BDC, Inc. (2)

(1)	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 30, 2020.
(2)	Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on January 30, 2020.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Crescent Capital BDC, Inc.

By:	/s/ Gerhard Lombard
Name: Gerhard Lombard
Title: Chief Financial Officer

Date: January 31, 2020